UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Honeywell International Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-2640650

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

115 Tabor Road
Morris Plains, New Jersey 07950
(973) 455-2000

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Senior Notes due 2018	New York Stock Exchange

0.650% Senior Notes due 2020	New York Stock Exchange

1.300% Senior Notes due 2023	New York Stock Exchange

2.250% Senior Notes due 2028	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-208501

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Honeywell International Inc.’s (the “Company’s” or “Honeywell’s”) Floating Rate Senior Notes Due 2018, the Company’s 0.650% Senior Notes Due 2020, the Company’s 1.300% Senior Notes Due 2023, and the Company’s 2.250% Senior Notes Due 2028 (collectively, the “Notes”). The descriptions of the Notes are contained in the Company’s Prospectus, dated December 11, 2015, included in the Company’s registration statement on Form S-3 (File No. 333-208501) under the caption “Description of Debt Securities” and the Company’s Prospectus Supplement with respect to the Notes, dated February 15, 2016 and filed on February 17, 2016, under the caption “Description of the Notes,” and those sections are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 1, 2007, relating to debt securities between Honeywell and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of Honeywell’s Registration Statement on Form S-3 (File No. 333-141013), filed March 1, 2007).

4.2	Form of Floating Rate Senior Note due 2018

4.3	Form of 0.650% Senior Note due 2020

4.4	Form of 1.300% Senior Note due 2023

4.5	Form of 2.250% Senior Note due 2028
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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2016	Honeywell International Inc.

	By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman
Vice President, Corporate Secretary and Deputy
General Counsel
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